                             OPTION EXCHANGE AGREEMENT

                             DATED AS OF JUNE 30, 1998

                                       AMONG

                                SUMMIT DESIGN INC.,

                                    PROSOFT OY,

                                        AND

                            OPTIONHOLDERS OF PROSOFT OY

                                       CONTENTS


SECTION 1. EXCHANGE OF OPTIONS . . . . . . . . . . . . . . . . . .         1

     1.1   Closing . . . . . . . . . . . . . . . . . . . . . . . .         1

     1.2   Tender of Prosoft Options . . . . . . . . . . . . . . .         2

     1.3   Issuance of Acquiror Options  . . . . . . . . . . . . .         2

           1.3.1  Number of Shares . . . . . . . . . . . . . . . .         2

           1.3.2  Exercise Price . . . . . . . . . . . . . . . . .         2

           1.3.3  Vesting Schedule . . . . . . . . . . . . . . . .         2

           1.3.4  Term . . . . . . . . . . . . . . . . . . . . . .         2

     1.4   Option Letter Agreements  . . . . . . . . . . . . . . .         2

     1.5   Registration  . . . . . . . . . . . . . . . . . . . . .         3

     1.6   Redemption Clause . . . . . . . . . . . . . . . . . . .         3

SECTION 2. OWNERSHIP AND ASSIGNMENT OF INTELLECTUAL PROPERTY . . .         3

SECTION 3. REPRESENTATIONS AND WARRANTIES OF ACQUIROR  . . . . . .         4

     3.1   Capitalization  . . . . . . . . . . . . . . . . . . . .         4

     3.2   Authority Relative to this Agreement  . . . . . . . . .         4

     3.3   SEC Filings; Financial Statements . . . . . . . . . . .         4

SECTION 4. REPRESENTATIONS AND WARRANTIES OF OPTIONHOLDERS . . . .         5

     4.1   Authority . . . . . . . . . . . . . . . . . . . . . . .         5

     4.2   No Conflict . . . . . . . . . . . . . . . . . . . . . .         5

     4.3   Brokers and Finders . . . . . . . . . . . . . . . . . .         5


                                                                       PAGE i
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     4.4   Ownership . . . . . . . . . . . . . . . . . . . . . . .         5

     4.5   Investor Suitability  . . . . . . . . . . . . . . . . .         6

     4.6   Pooling Representation  . . . . . . . . . . . . . . . .         6

SECTION 5. CONDITIONS OF CLOSING . . . . . . . . . . . . . . . . .         6

SECTION 6. GENERAL PROVISIONS  . . . . . . . . . . . . . . . . . .         7

     6.1   Severability  . . . . . . . . . . . . . . . . . . . . .         7

     6.2   Entire Agreement  . . . . . . . . . . . . . . . . . . .         7

     6.3   Assignment  . . . . . . . . . . . . . . . . . . . . . .         7

     6.4   Governing Law . . . . . . . . . . . . . . . . . . . . .         7

     6.5   Counterparts  . . . . . . . . . . . . . . . . . . . . .         7

     6.6   Amendment . . . . . . . . . . . . . . . . . . . . . . .         8

     6.7   Further Assurances  . . . . . . . . . . . . . . . . . .         8


                                                                      PAGE ii

                              OPTION EXCHANGE AGREEMENT

     THIS OPTION EXCHANGE AGREEMENT (the "Agreement"), is made and entered into as of June 30, 1998 among SUMMIT DESIGN INC., a Delaware corporation ("Acquiror"), PROSOFT OY, a corporation organized under the laws of Finland (the "Company") and Jukka-Pekka Ikaheimonen, Ilkka Kallio, Timo Ronka, Jukka Marttila, Janne-Petteri Parkkila, and Simo Piiroinen (individually each an "Optionholder" and collectively the "Optionholders").

                                      RECITALS:

     A. Acquiror is acquiring all of the outstanding shares of stock of the Company pursuant to a Stock Purchase Agreement (the "Stock Purchase Agreement") dated concurrent herewith.

     B. The Optionholders are holders of options (the "Prosoft Options") to purchase 168 shares of the common stock of the Company ("Company Common Stock") at an exercise price of 100 Finnish Markka ($19.78 per share based on the median exchange rate on the Closing Date). The Prosoft Options were issued pursuant to an agreement between the Optionholders and the Company dated December 18, 1997 (the "Prosoft Option Agreement").

     C. A condition of the Stock Purchase Agreement is that all of the options to Company Common Stock be exchanged for options to acquire common stock of Acquiror ("Acquiror Common Stock") such new options ("Acquiror Options") to have equivalent rights and value as the replaced options.

     D. In order to induce Acquiror to enter into the Stock Purchase Agreement, the Optionholders, being the holders of all options to acquire Company Common Stock, have agreed to exchange the Prosoft Options for Acquiror Options, pursuant to the terms stated herein.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Acquiror and the Company hereby agree as follows:

SECTION 1. EXCHANGE OF OPTIONS

     1.1  CLOSING

     The closing of this Option Exchange Agreement (the "Closing") will take place at 10:00 a.m., P.D.T. on June 30, 1998 (the "Closing Date" or "Effective Time"), at

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the offices of Perkins Coie LLP, 1211 S.W. Fifth Avenue, Suite 1500,
Portland, Oregon, USA.

     1.2   TENDER OF PROSOFT OPTIONS

     Each Optionholder hereby tenders for exchange to Acquiror all of his right, title and interest in the Prosoft Options.

     1.3   ISSUANCE OF ACQUIROR OPTIONS

     Acquiror hereby grants to each Optionholder an Acquiror Option, such option to have the characteristics stated in this Section 1.3.

           1.3.1  NUMBER OF SHARES

     Each Optionholder shall receive an option to purchase the number of shares of Acquiror Common Stock set forth opposite such Optionholder's name in Exhibit A, hereto, such number being calculated as the whole number of shares (after rounding) equal to the product of the number of shares of Company Common Stock which the Optionholder could have purchased upon exercise of such Optionholder's options under the Prosoft Option Agreement and the Exchange Rate (such "Exchange Rate" being defined as to 136.59736).

           1.3.2  EXERCISE PRICE

     The exercise price for the Acquiror Options shall be $0.14 per share, such number being calculated as the amount (after rounding) equal to the quotient calculated by dividing the exercise price for the Prosoft Options by the Exchange Rate.

           1.3.3  VESTING SCHEDULE

     The Acquiror Options shall become exercisable in accordance with the schedule set forth in the Prosoft Option Agreement.

           1.3.4  TERM

     The Acquiror Options shall expire in accordance with the terms set forth in the Prosoft Option Agreement.

     1.4   OPTION LETTER AGREEMENTS

     So long as (i) the terms of the options set forth in Section 3 of this Agreement are not inconsistent with the requirements of Acquiror's 1994 Stock Option Plan (the

"Plan"), and (ii) the options granted in this Agreement may be granted under the Plan without violating applicable law, the options granted hereunder shall be options granted under the Plan and shall be subject to the terms thereof (except as provided in Section 1.3), and Acquiror shall deliver to each Optionholder an Option Letter Agreement setting forth the terms and conditions of the option, which each such Optionholder shall acknowledge and accept.

     1.5   REGISTRATION

     AT THE PRESENT TIME, ACQUIROR HAS AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT TO SHARES OF COMMON STOCK GRANTED UNDER THE PLAN. ACQUIROR INTENDS TO MAINTAIN THIS REGISTRATION. IN THE EVENT THAT SUCH REGISTRATION IS NO LONGER EFFECTIVE, THE OPTIONHOLDERS MIGHT NOT BE ABLE TO EXERCISE THEIR OPTIONS UNLESS EXEMPTIONS FROM REGISTRATION UNDER FEDERAL AND STATE SECURITIES LAWS IN THE UNITED STATES ARE AVAILABLE.

     1.6   REDEMPTION CLAUSE

     To the extent the redemption clause in the Company's Articles of Association grants any rights to the Optionholders, the Optionholders hereby waive such rights.

SECTION 2. OWNERSHIP AND ASSIGNMENT OF INTELLECTUAL PROPERTY

     All patents, trademarks, trade names, internet domain names, service marks, maskworks, copyrights, and any applications for any of the foregoing, inventions, net lists, schematics, technology, know-how, microcode, computer software programs or applications and tangible or intangible proprietary information or material that in any material respect, prepared by each Optionholder during the course of such Optionholder's employment with or consulting services to the Company, or which were prepared with the use of Company resources, or which are used or proposed to be used in the business of the Company as currently conducted (together, the foregoing, the "Company Technology"), are the sole and exclusive property of the Company, and are hereby irrevocably assigned by each Company Shareholder to the Company. To the extent such assignment is invalid under applicable law, each Optionholder hereby grants the Company an exclusive, worldwide, royalty-free, assignable, and sublicensable license to the Company Technology. Each Optionholder agrees to assist Acquiror and/or the Company in every proper way to obtain and enforce patents, mask work rights, trade secret rights and other legal protections for the Company Technology in any and all countries.

SECTION 3.     REPRESENTATIONS AND WARRANTIES OF ACQUIROR

     Acquiror hereby represents and warrants to the Company that the statements contained in this Section 3 are true and correct.

     3.1   CAPITALIZATION

     The shares of Acquiror Common Stock to be issued upon exercise of the options granted pursuant to this Agreement will be duly authorized, validly issued, fully paid and nonassessable and will be free of any liens or encumbrances.

     3.2   AUTHORITY RELATIVE TO THIS AGREEMENT

     Acquiror has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Acquiror and the consummation by Acquiror of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Acquiror and no other corporate proceedings on the part of Acquiror are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement when duly and validly executed and delivered by Acquiror will constitute a legal, valid and binding obligation of Acquiror.

     3.3   SEC FILINGS; FINANCIAL STATEMENTS

     Acquiror has filed all forms, reports and documents required to be filed with the SEC since October 17, 1996, and has heretofore made available to each Optionholder, in the form filed with the SEC, (i) its Annual Reports on Form 10-K for the fiscal year ended 1997, (ii) its Quarterly Report on Form 10-Q for the period ended March 31, 1998, (iii) all proxy statements relating to Acquiror's meetings of shareholders (whether annual or special) held since December 31, 1997, (iv) all other reports or registration statements (other than Reports on Form 10-Q not referred to in clause (ii) above) filed by Acquiror with the SEC since December 31, 1997, (v) its registration of the Plan on Form S-8, dated December 17, 1996, and (v) all amendments and supplements to all such reports and registration statements filed by Acquiror with the SEC (collectively, the "Acquiror SEC Reports"). The Acquiror SEC Reports (i) were prepared in accordance with the requirements of the Securities Act or the Exchange Act as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the

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statements therein, in the light of the circumstances under which they were made, not misleading.

SECTION 4. REPRESENTATIONS AND WARRANTIES OF OPTIONHOLDERS

     Each Optionholder, severally represents and warrants to Acquiror that with respect to himself, the statements contained in this Section 4 are true and correct.

     4.1   AUTHORITY

     Each Optionholder has the power, authority, and capacity to execute and deliver this Agreement and to consummate the transaction contemplated hereby. This Agreement constitutes the valid and binding obligation of each Optionholder enforceable against him in accordance with its terms, except as that enforceability may be limited by the effect of bankruptcy or other similar laws relating to the rights of creditors generally.

     4.2   NO CONFLICT

     Neither the execution and delivery by each Optionholder of this Agreement nor the consummation by each Optionholder of the transactions contemplated hereby will conflict with, violate, result in a breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, contract or other agreement, instrument or obligation to which each Optionholder is a party or by which each Optionholder or any of his or her properties or assets may be bound, or conflict or violate any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to each Optionholder or any of his properties or assets.

     4.3  BROKERS AND FINDERS

     Each Optionholder has not employed any broker, finder or investment banker, or incurred any liability for any brokerage or investment banking fees, commissions, or finder's fees in connection with the transactions contemplated by this Agreement.

     4.4  OWNERSHIP

     Each Optionholder is the sole, true and lawful owner of an option to purchase that number of shares of Company Common Stock set forth opposite his name on

Exhibit A, free and clear of all liens, charges and encumbrances of any nature whatsoever.

     4.5   INVESTOR SUITABILITY

           (a) Each Optionholder is capable of evaluating the merits and risks of its investment in the option to purchase Acquiror Common Stock and has the capacity to protect his own interests in connection with the acquisition of the option to purchase Acquiror Common Stock hereunder. Each Optionholder, either individually or with the assistance of advisors, has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the transactions contemplated
by this Agreement.   Each Optionholder is taking the option to purchase
Acquiror Common Stock for his own account and not with a view to or for sale in connection with any distribution of such securities. Each Optionholder, either individually or with the assistance of advisors, has reviewed the Acquiror SEC Reports. Each Optionholder is familiar with the business and financial condition, properties, operations and prospects of Acquiror and has had an opportunity to discuss Acquiror's business and financial condition, properties, operations and prospects with Acquiror's management. Each Optionholder has also had an opportunity to ask questions of officers of Acquiror, which questions, if any, were answered to his satisfaction.

           (b) Each Optionholder understands that the option to purchase Acquiror Common Stock is not transferable.

     4.6   POOLING REPRESENTATION

           (a) Each Optionholder has had no investment in Acquiror at any time prior to the Closing.

           (b) Each Optionholder has not engaged in a sale of any shares of Company Common Stock since January 1, 1995.

SECTION 5. CONDITIONS OF CLOSING

     The respective obligations of each party to effect the Closing shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

           (a) STOCK PURCHASE AGREEMENT. Acquiror and the shareholders of the Company shall, simultaneous with the Closing, have entered into a Stock Purchase Agreement pursuant to which Acquiror acquired all of the Company Common Stock.

           (b) NO INJUNCTIONS OR RESTRAINTS; ILLEGALITY. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition (an "Injunction") preventing the consummation of the Agreement shall be in effect, nor shall any proceeding brought by any administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending. There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Agreement, which makes the consummation of the Agreement illegal; and

SECTION 6. GENERAL PROVISIONS

     6.1   SEVERABILITY

     If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

     6.2   ENTIRE AGREEMENT

     This Agreement, together with the exhibits hereto, constitutes the entire agreement and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided herein, are not intended to confer upon any other person any rights or remedies hereunder.

     6.3   ASSIGNMENT

     The Optionholders shall not assign this agreement without the prior written consent of Acquiror.

     6.4   GOVERNING LAW

     This Agreement shall governed by, and construed In accordance with, the laws of the State of Oregon.


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

     6.5   COUNTERPARTS

     This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

     6.6   AMENDMENT

     This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

     6.7   FURTHER ASSURANCES

     Any further action necessary or desirable to carry out the purposes of this Agreement shall be taken by the parties to this Agreement.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above.


                                       SUMMIT DESIGN INC.

                                       By: /s/ LARRY J. GERHARD
                                           -----------------------------
                                       Name:  Larry J. Gerhard
                                       Title: President and CEO


                                       PROSOFT OY


                                       By: /s/ ILKKA KALLIO
                                           ----------------------------
                                       Name:  Ilkka Kallio
                                       Title: President


                                       By: /s/ ILKKA KALLIO
                                           ----------------------------
                                       ILKKA KALLIO


                                       By: /s/  TIMO RONKA
                                           ----------------------------
                                       TIMO RONKA

                                       By: /s/ JUKKA-PEKKA IKAHEIMONEN
                                           ----------------------------
                                       JUKKA-PEKKA IKAHEIMONEN


                                       By: /s/ JUKKA MARTTILA
                                           ----------------------------
                                       JUKKA MARTTILA


                                       By: /s/ JANNE-PETTERI PARKKILA
                                           ----------------------------
                                       JANNE-PETTERI PARKKILA


                                       By: /s/ SIMO PIIROINEN
                                           ----------------------------
                                       SIMO PIIROINEN

                                   EXHIBIT A


                              NUMBER OF COMPANY
                              SHARES SUBJECT TO      NUMBER OF ACQUIROR SHARES
     OPTIONHOLDER               PROSOFT OPTION        SUBJECT TO ACQUIROR OPTION
Ilkka Kallio                         56                         7,649

Timo Ronka                           56                         7,649

Jukka-Pekka Ikaheimonen              40                         5,464

Jukka Marttila                        8                         1,094

Janne-Petteri Parkkila                4                           546

Simo Piiroinen                        4                           546


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